Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-36877, 333-32050, 333-36955, 333-36961, 333-36893, 333-32048, 333-109300, 333-64547, 333-32052, 333-109299, 333-170929, 333-223152, and 333-287320) on Form S-8 of our report dated February 20, 2026, with respect to the consolidated financial statements of Yum! Brands, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Louisville, Kentucky
February 20, 2026